QuickLinks -- Click here to rapidly navigate through this document

Exhibit (a)(1)(C)

Notice of Guaranteed Delivery
for Tender of Shares of Common Stock
of

Omniture, Inc.

at

$21.50 Net Per Share in Cash

by

Snowbird Acquisition Corporation

a wholly owned subsidiary of

Adobe Systems Incorporated

(Not to be used for Signature Guarantees)

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.001 per share (the "Shares"), of Omniture, Inc., a Delaware corporation ("Omniture"), are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach Computershare Trust Company, N.A. (the "Depositary") before the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a Guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

Computershare Trust Company, N.A.

By Hand:	By Overnight Courier:	By Mail:
COMPUTERSHARE TRUST COMPANY, N.A.	COMPUTERSHARE TRUST COMPANY, N.A.	COMPUTERSHARE TRUST COMPANY, N.A.
c/o Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021	c/o Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021	c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011
By Facsimile Transmission (for Eligible Institutions Only): (617) 360-6810
Confirm by Telephone: (781) 575-2332

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

        THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

        THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned represents that the undersigned owns and hereby tenders to Snowbird Acquisition Corporation, a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of Adobe Systems Incorporated, a Delaware corporation ("Adobe"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 24, 2009 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.001 per share (the "Shares") of Omniture, Inc. ("Omniture") set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase. The Offer is being made in connection with the Agreement and Plan of Merger, dated September 15, 2009, by and among Adobe, the Purchaser and Omniture.

Name(s) of Record Holder(s):

Number of Shares Tendered:

Certificate Number(s) (if available):	(please print)

Address(es):
(Zip Code)
☐
Check if securities will be tendered by book-entry transfer

Name of Tendering Institution:

Area Code and Telephone No.(s):

Signature(s):

Account No.:

Transaction Code No.:

Dated:

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a financial institution that is a participant in the Security Transfer Agent Medallion Program, or any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in any such case together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three trading days after the date hereof. A "trading day" is any day on which quotations are available for shares listed on The NASDAQ Global Select Market.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the properly completed and duly executed Letter of Transmittal (or facsimile thereof) or an Agent's Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:
(Zip Code)

Area Code and Tel. No.
(Authorized Signature)

Name:	(Please type or print)

Title:

Dated:

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

QuickLinks

  Exhibit (a)(1)(C)